As filed with the Securities and Exchange Commission on September 10, 1999

                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                      AIRONET WIRELESS COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                    34-1758180
     (State or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                      Identification No.)

                              3875 EMBASSY PARKWAY
                                 AKRON, OH 44333
                    (Address of Principal Executive Offices)

                                 ---------------

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                        1999 OMNIBUS STOCK INCENTIVE PLAN
                1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plans)

                                 --------------

                     ROGER J. MURPHY, JR.                            JAY R. FAEGES, ESQ.
              PRESIDENT & CHIEF EXECUTIVE OFFICER                  GOODMAN WEISS MILLER LLP
                     3875 EMBASSY PARKWAY                      100 ERIEVIEW PLAZA, 27TH FLOOR
                        AKRON, OH 44333                              CLEVELAND, OH 44114
                   TELEPHONE: (330) 664-7900                      TELEPHONE: (216) 696-3366
                      FAX: (330) 664-7922                             FAX: (216) 363-5835

  (Name, Address, and Telephone Number, Including Area Code,   (Agent to Receive Comments and Other
                     of Agent for Service)                            Communications)

                                 --------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------- -------------------- ----------------- -------------  ----------------
          TITLE OF EACH CLASS OF                AMOUNT TO BE          PROPOSED        PROPOSED        AMOUNT OF
        SECURITIES TO BE REGISTERED             REGISTERED(1)         MAXIMUM         MAXIMUM       REGISTRATION
                                                                   OFFERING PRICE    AGGREGATE         FEE(2)
                                                                      PER UNIT        OFFERING
                                                                                       PRICE
-------------------------------------------- -------------------- ----------------- -------------  ----------------
1999 EMPLOYEE STOCK PURCHASE PLAN                  500,000
Common Stock ($.01 par value per share)            shares              $14.07       $ 7,035,000    $  1,955.73
-------------------------------------------- -------------------- ----------------- -------------  ----------------
1999 OMNIBUS STOCK INCENTIVE PLAN                 1,765,817
Common Stock ($.01 par value per share)             shares             $14.07       $24,845,045.19 $  6,906.92
-------------------------------------------- -------------------- ----------------- -------------- ----------------
1999 STOCK OPTION PLAN FOR NON-EMPLOYEE            250,000
DIRECTORS                                          shares              $14.07       $ 3,517,500    $    977.87
Common Stock ($.01 par value per share)
-------------------------------------------- -------------------- ----------------- -------------  ----------------

(1)      The subject shares of Common Stock of the Registrant may be issued pursuant to the 1999 Employee Stock
         Purchase Plan, the 1999 Omnibus Stock Incentive Plan or the 1999 Stock Option Plan for Non-Employee
         Directors (the "1999 Plans"). In accordance with Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional securities as may become issuable pursuant to the antidilution provisions of each such plan in the event of any stock splits, stock dividends or similar transactions specified in the 1999 Plans.

(2)      Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c)
         and (h) of the Act, on the basis of the average of the high ($14.88) and low ($13.25) prices of the
         Common Stock of Aironet Wireless Communications, Inc. as reported on the Nasdaq National Market on
         September 8, 1999.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I, Items 1 and 2, will be included in documents sent or given to participants in the 1999 Plans pursuant to Rule 428(b)(1) of the Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, previously filed with the Securities and Exchange Commission (the "Commission"), are by this reference incorporated in this Registration Statement:

         (a) The Registrant's prospectus filed with the Commission on July 30, 1999 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with Registration Statement No. 333-78507 on Form S-1 filed with the Commission on May 14, 1999, together with any and all amendments thereto, in which there is audited financial statements for the Registrant's fiscal years ended March 31, 1998 and 1999;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the prospectus referred to in
                  (a) above; and

         (c) The Registrant's Registration Statement No. 000-26747 on Form 8-A filed with the Commission on July 16, 1999, together with any and all amendments thereto, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities being offered pursuant to this Registration Statement has been passed upon for the Registrant by the law firm of Goodman Weiss Miller LLP. Certain attorneys of such firm, in the aggregate, own 17,050 shares of the Registrant's Common Stock. Mr. Jay R. Faeges, an attorney at Goodman Weiss Miller LLP, is the Secretary of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was one of the Registrant's directors or officers or is or was serving at the Registrant's request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than the law permitted prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Registrant pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any of the Registrant's directors, officers, employees or agents thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. The Certificate also specifically authorizes the Registrant to maintain insurance and to grant similar indemnification rights to the Registrant employees or agents.

         The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

         The Certificate provides that the Registrant's directors will not be personally liable to the Registrant or the Registrant's stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Registrant or the Registrant's stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

4.1+     Amended and Restated Certificate of Incorporation of the Registrant

4.2      Second Amended and Restated Bylaws of the Registrant (filed as Exhibit
         3.2 to Registrant's Registration Statement No. 333-78507 on Form S-1 and incorporated by reference herein)

4.3 Specimen of certificate for shares of Registrant's common stock (filed as Exhibit 4.1 to Registrant's Registration Statement No. 333-78507 on Form S-1 and incorporated by reference herein)

4.4+ Rights Agreement between the Registrant and Harris Trust and Savings Bank, as Rights Agent, dated as of June 25, 1999

4.5      Warrant certificate issued to Funeaux & Company, LLC (filed as Exhibit
         4.3 to Registrant's Registration Statement No. 333-78507 on Form S-1 and incorporated by reference herein)

4.6 Registration Rights Agreement by and among Registrant and certain of its security holders, dated as of March 31, 1998 (filed as Exhibit
         10.4.3 to Registrant's Registration Statement No. 333-78507 on Form S-1 and incorporated by reference herein)

5+       Opinion of Goodman Weiss Miller LLP

23.1+    Consent of PricewaterhouseCoopers LLP

23.2+    Consent of Goodman Weiss Miller LLP (included in Exhibit 5)

24+      Power of Attorney (included on page 7)

---------
+ Filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on September 10, 1999.


                                       AIRONET WIRELESS COMMUNICATIONS, INC.

                                       By: /s/ Roger J. Murphy, Jr.
                                           -------------------------------------
                                           Roger J. Murphy, Jr.
                                           President and Chief Executive Officer


POWER OF ATTORNEY AND SIGNATURES

         Each of the undersigned Directors and Officers of AIRONET WIRELESS COMMUNICATIONS, INC., a Delaware corporation (the "Registrant"), does hereby make, constitute and appoint Roger J. Murphy, Jr. and Richard G. Holmes, and each of them, his true and lawful attorneys-in-fact and agents. Each has full power to act alone or together, without any other, and with power of substitution and resubstitution, to execute for and on his behalf in his name and in his capacity as a Director and/or Officer of the Registrant, and to deliver and file or cause to be delivered and filed with the Commission a Registration Statement on Form S-8 under the provisions of the Securities Act of 1933, as amended (the "Act"), with respect to shares of Registrant's Common Stock, par value $.01 per share, that may be issued pursuant to the 1999 Employee Stock Purchase Plan, the 1999 Omnibus Stock Incentive Plan and the 1999 Stock Option Plan for Non-Employee Directors, together with any participation interests under said which may constitute securities within the meaning of the Act and any and all amendments to such Registration Statement, including all exhibits thereto and other documents required in connection therewith, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys-in-fact and agents may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in the capacity as aforesaid, hereby ratifying and confirming all such acts and things.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                  Title                                       Date


  /s/ Roger J. Murphy, Jr.              President and Chief Executive Officer               September 10, 1999
  ----------------------------------
  Roger J. Murphy, Jr.

  /s/ Richard G. Holmes                 Senior Vice President and Chief Financial Officer   September 10, 1999
  ----------------------------------
  Richard G. Holmes

  /s/ James H. Furneaux                 Director, Chairman of the Board                     September 10, 1999
  ----------------------------------
  James H. Furneaux

  /s/ Samuel F. McKay                   Director                                            September 10, 1999
  ----------------------------------
  Samuel F. McKay

  /s/ John W. Paxton, Sr.               Director                                            September 10, 1999
  ----------------------------------
  John W. Paxton, Sr.

                               INDEX TO EXHIBITS

4.1+     Amended and Restated Certificate of Incorporation of the Registrant

4.2      Second Amended and Restated Bylaws of the Registrant (filed as Exhibit
         3.2 to Registrant's Registration Statement No. 333-78507 on Form S-1 and incorporated by reference herein)

4.3 Specimen of certificate for shares of Registrant's common stock (filed as Exhibit 4.1 to Registrant's Registration Statement No. 333-78507 on Form S-1 and incorporated by reference herein)

4.4+ Rights Agreement between the Registrant and Harris Trust and Savings Bank, as Rights Agent, dated as of June 25, 1999

4.5      Warrant certificate issued to Funeaux & Company, LLC (filed as Exhibit
         4.3 to Registrant's Registration Statement No. 333-78507 on Form S-1 and incorporated by reference herein)

4.6 Registration Rights Agreement by and among Registrant and certain of its security holders, dated as of March 31, 1998 (filed as Exhibit
         10.4.3 to Registrant's Registration Statement No. 333-78507 on Form S-1 and incorporated by reference herein)

5+       Opinion of Goodman Weiss Miller LLP

23.1+    Consent of PricewaterhouseCoopers LLP

23.2+    Consent of Goodman Weiss Miller LLP (included in Exhibit 5)

24+      Power of Attorney (included on page 7)
---------
+ Filed herewith.